Exhibit 5.1

March 22, 2023

WarnerMedia Holdings, Inc.

230 Park Avenue South

New York, NY 10003

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, NY 10003

Discovery Communications, LLC

230 Park Avenue South

New York, NY 10003

Scripps Network Interactive, Inc.

230 Park Avenue South

New York, NY 10003

Registration Statement on Form S-4 of WarnerMedia Holdings, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to WarnerMedia Holdings, Inc., a Delaware corporation (the “Issuer”), Warner Bros. Discovery, Inc., a Delaware corporation (the “Parent Guarantor”), Discovery Communications, LLC, a Delaware limited liability corporation (“DCL”) and Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps,” and together with DCL, the “Subsidiary Guarantors,” and the Subsidiary Guarantors together with the Parent Guarantor, the “Guarantors”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a Registration Statement on Form S-4 filed with the Commission on March 22, 2023 (the “Registration Statement”) relating to the proposed offering by the Issuer of (i) $1,750,000,000 aggregate principal amount of its 3.428% Senior Notes due 2024 (the “New 2024 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 3.428% Senior Notes due 2024 (the “Old 2024 Senior Notes”), (ii) $500,000,000 aggregate principal amount of its 3.528% Senior Notes due 2024 (the “New 2024 NC1 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 3.528% Senior Notes due 2024 (the “Old 2024 NC1 Senior Notes”), (iii) $1,750,000,000 aggregate principal amount of its 3.638% Senior Notes due 2025 (the “New 2025 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s

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outstanding 3.638% Senior Notes due 2025 (the “Old 2025 Senior Notes”), (iv) $500,000,000 aggregate principal amount of its 3.788% Senior Notes due 2025 (the “New 2025 NC1 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 3.788% Senior Notes due 2025 (the “Old 2025 NC1 Senior Notes”), (v) $4,000,000,000 aggregate principal amount of its 3.755% Senior Notes due 2027 (the “New 2027 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 3.755% Senior Notes due 2027 (the “Old 2027 Senior Notes”), (vi) $1,500,000,000 aggregate principal amount of its 4.054% Senior Notes due 2029 (the “New 2029 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 4.054% Senior Notes due 2029 (the “Old 2029 Senior Notes”), (vii) $5,000,000,000 aggregate principal amount of its 4.279% Senior Notes due 2032 (the “New 2032 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 4.279% Senior Notes due 2032 (the “Old 2032 Senior Notes”), (viii) $4,500,000,000 aggregate principal amount of its 5.050% Senior Notes due 2042 (the “New 2042 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 5.050% Senior Notes due 2042 (the “Old 2042 Senior Notes”), (ix) $7,000,000,000 aggregate principal amount of its 5.141% Senior Notes due 2052 (the “New 2052 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 5.141% Senior Notes due 2052 (the “Old 2052 Senior Notes”), (x) $3,000,000,000 aggregate principal amount of its 5.391% Senior Notes due 2062 (the “New 2062 Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s 5.391% Senior Notes due 2062 (the “Old 2062 Senior Notes”), and (xi) $500,000,000 Floating Rate Senior Notes due 2024 (the “New Floating Rate Senior Notes” and, together with the New 2024 Senior Notes, the New 2024 NC1 Senior Notes, the New 2025 Senior Notes, the New 2025 NC1 Senior Notes, the New 2027 Senior Notes, the New 2029 Senior Notes, the New 2032 Senior Notes, the New 2042 Senior Notes, the New 2052 Senior Notes and the New 2062 Senior Notes, the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s Floating Rate Senior Notes due 2024 (the “Old Floating Rate Senior Notes” and together with the Old 2024 Senior Notes, the Old 2024 NC1 Senior Notes, the Old 2025 Senior Notes, the Old 2025 NC1 Senior Notes, the Old 2027 Senior Notes, the Old 2029 Senior Notes, the Old 2032 Senior Notes, the Old 2042 Senior Notes, the Old 2052 Senior Notes and the Old 2062 Senior Notes, the “Old Notes”). The New Notes are to be issued pursuant to the indenture, dated as of March 15, 2022 (the “Base Indenture”), among the Issuer, AT&T Inc. and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and

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supplemented by the first supplemental indenture, dated as of April 8, 2022 (the “First Supplemental Indenture”; the Base Indenture as amended and supplemented by the First Supplemental Indenture is referred to herein as the “Indenture”), among the Issuer, the Parent Guarantor, DCL, Scripps and the Trustee. The New Notes are to be fully and unconditionally guaranteed on an unsecured unsubordinated basis by the Guarantors pursuant to and as set forth in the Indenture (each such guarantee, a “Guarantee”).

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, (b) examined and relied on such corporate or other organizational documents and records of the Issuer and the Guarantors and such certificates of public officials, and officers and representatives of the Issuer and the Guarantors and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuer and the Guarantors and other persons delivered to us and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of each of the Trustee, the Issuer and the Guarantors, (vi) the corporate or other power and authority of all parties to enter into each of the Indenture and the New Notes and to perform their respective obligations thereunder, (vii) the due authorization, execution and delivery of the Indenture and the New Notes by all parties thereto, except to the extent that due execution and delivery thereof by the Issuer and the Guarantors are governed by the laws of the State of New York, (viii) the enforceability of the Indenture against the Trustee and (ix) the due authentication of the New Notes on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Issuer and the authentication of the New Notes on behalf of the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement:

1.    The New Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

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2.     The Guarantee by each Guarantor pursuant to the Indenture will constitute the valid and binding obligation of such Guarantor enforceable against each Guarantor in accordance with its terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality.

The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we do not express any opinion herein concerning any other laws. In rendering the opinions above, we have relied on, with respect to all matters relating to the laws of the State of Delaware and the laws of the State of Ohio, the opinions, delivered to you today, of Potter Anderson & Corroon LLP, special Delaware counsel to the Issuer, the Parent Guarantor and DCL, and Womble Bond Dickinson (US) LLP, special Ohio counsel to Scripps.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Notes” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP